EXHIBIT 99.1

OMEGA PROTEIN TO BUILD NEW TECHNICAL CENTER FOR

DEVELOPMENT OF OMEGA-3 FATTY ACID PRODUCTS

Houston, Texas, March 27, 2006 – Omega Protein Corporation (NYSE Symbol: OME), the nation’s leading producer of Omega-3 fish oil and specialty fish meal products, announced today that it will build a new technical center to be located in Houston, Texas to further develop its OmegePure® food grade Omega-3 product line. The technical center will have food science application labs, as well as analytical, sensory and pilot plant capabilities. The technical center will also have a lipids research lab where the Company plans to continue to develop new Omega-3 products that have improved functionality and technical characteristics. The new facility is expected to be completed by mid-summer 2006.

Richard W. Weis, OmegaPure’s Vice President of Business Development, said, “This investment in technical resources will expand our capacity to provide technical product development support for customers who want to incorporate OmegaPure® long chain Omega-3 essential fatty acids into their food products.”

In addition, Omega Protein recently appointed Dr. Ernesto Hernandez as Director of Process Development with responsibility for leading the OmegaPure® technical team. Dr. Hernandez has previously led the Fats and Oils Program at Texas A&M University. Richard Weis stated, “Texas A&M is a leader in the food science arena and Dr. Hernandez was an integral part of Texas A&M’s success. Dr. Hernandez’s expertise and knowledge of lipids are well-established and we are excited to have him on our team.”

OmegaPure® is the only fish oil source of Omega-3 long chain essential fatty acids with the direct approval of the United States Food and Drug Administration (FDA) as a generally recognized as safe (GRAS) direct ingredient for human consumption. Scientific studies have linked consumption of Omega-3 fish oil to several nutritional and health benefits, such as heart health, treatment of arthritis and other inflammatory diseases, improving brain and eye function and development and treatment of depression. OmegaPure® is also kosher certified.

About Omega Protein

Omega Protein Corporation is the nation’s largest manufacturer of heart-healthy fish oils containing Omega-3 fatty acids for human consumption, as well as specialty fish meals and fish oil used as value-added ingredients in aquaculture, swine and other livestock feeds. Omega Protein makes its products from menhaden, an Omega-3 rich fish that is not utilized as seafood, but which is abundantly available along the U.S. Gulf of Mexico and Atlantic Coasts.

Special Note Regarding Forward-Looking Statements: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the uncertainties associated with product development; (2) Omega Protein’s expectations regarding demand for OmegaPure® or the capabilities of its new technical center; (3) the Company’s estimates of cost or the timetable for the completion of its new technical center; (4) fluctuations in the Company’s quarterly operation results due to the seasonality of the Company’s business and its deferral of inventory sales based on worldwide prices for competing projects; (5) the risk that any developed products do not gain market acceptance sufficient to justify development and commercial costs; (6) the Company’s ability to meet its raw material requirements through its annual menhaden harvest, which is subject to fluctuations due to natural conditions over which the Company has no control, such as varying fish population, adverse weather conditions and disease; (7) the impact of worldwide supply and demand relationships on prices for the Company’s products; and (8) fluctuations in the Company’s quarterly operating results due to the seasonality of the Company’s business and its deferral of inventory sales based on worldwide prices for competing products. These filings and other factors are described from time to time in the Company’s periodic reports, including current reports on Form 8-K, quarterly reports on Form 10-Q and the annual report on Form 10-K, as filed with the Securities and Exchange Commission. Actual results may vary materially from the forward-looking statements.

Omega Protein does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

CONTACT:

Investor Relations (713)-623-0060 or news@omegaproteincorporation.com

Web site: www.omegaproteininc.com

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